                                                                    EXHIBIT 11.3

                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                   (In thousands, except per share amounts)

                                                                    For the Year
                                                                        Ended
                                                                    December 31,
                                                                        1997
                                                                    ------------
Computation of pro forma basic earnings per share:
   Net income.....................................................     $1,408
   Reduction in interest expense upon repayment of debt,
     net of federal and state income taxes(1).....................        122
                                                                       ------
   Adjusted net income (numerator)................................     $1,530
                                                                       ======
   Weighted average shares outstanding............................      4,808
   Add shares assumed sold to repay debt(2).......................        214
                                                                       ------
       Adjusted weighted average shares outstanding (denominator).      5,024
                                                                       ======
Earnings per share................................................     $ 0.30
                                                                       ======
Computation of pro forma diluted earnings per share:
   Net income.....................................................     $1,408
   Reduction in interest expense upon repayment of debt, net of
     federal and state income taxes(1)............................        122
                                                                       ------
   Adjusted net income (numerator)................................     $1,530
                                                                       ======
   Weighted average shares outstanding............................      4,808
   Common shares issuable under outstanding stock options.........        449
   Add shares assumed sold to repay debt(2).......................        214
   Less shares assumed repurchased with proceeds from exercise
     of stock options.............................................       (204)
                                                                       ------
       Adjusted weighted average shares outstanding (denominator).      5,267
                                                                       ======
Earnings per share................................................     $ 0.29
                                                                       ======
----------
(1) Based upon actual interest costs incurred in 1997, tax effected using a 38% tax rate.
(2) The shares assumed to be sold to repay the debt were calculated based on the average debt outstanding during 1997 dividend by an initial public offering price of $12.00 per share, less underwriting discounts and commissions and estimated offering expenses.